Exhibit 99.1

SEE Reports Q2 2023 Results
Cost take-out to Grow as part of Reinvent SEE 2.0
to drive volume growth and $140 to $160 million of annual savings by 2025

Net sales of $1.38 billion, down 3% as reported; down 1% constant currency
Net earnings of $94 million, down 18%
Adjusted EBITDA of $280 million, down 4% as reported; down 5% constant currency
Earnings per share (Diluted) of $0.65, down 16%
Adjusted EPS (Diluted) of $0.80, down 21% as reported; down 22% constant currency
Cash flow from operations (year to date) use of $7 million
Cash flow from operations includes the impact of the $175 million tax deposit
CHARLOTTE, N.C., August 8, 2023 – SEE (NYSE: SEE) announced financial results for Q2 2023.
“Our second quarter earnings results were in line with our expectations driven by continued weakness in our end-markets. We expect demand weakness to continue with second half volumes similar to first half of 2023. We are revising our full year 2023 guidance accordingly.
In the current post-COVID lower-growth environment, we are launching Cost take-out to Grow as part of Reinvent SEE 2.0 to restore volume and earnings growth in 2024 and reduce our cost structure by $140 to $160 million annually by the end of 2025.
Reinvent SEE 2.0 will accelerate our strategy, driven by Automation, Digital and Sustainable packaging solutions to create value for our customers and shareholders.
I'd like to recognize our people, their hard work and dedication to relentlessly drive our company toward world-class results,” said Ted Doheny, SEE’s President and CEO.

Unless otherwise stated, all results compare second quarter 2023 to second quarter 2022 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported. Year-over-year comparisons are also made on an organic basis and constant dollar basis, which are non-U.S. GAAP measures. Organic refers to changes in unit volume and price performance and excludes acquisitions in the first year after closing, divestiture activity and the impact of currency translation. Constant dollar refers to changes in net sales and earnings, excluding the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share ("Adjusted EPS") and Adjusted Tax Rate, exclude the impact of specified items ("Special Items"), such as restructuring charges and restructuring associated costs related to the Reinvent SEE program that concluded as of the end of calendar year 2022, amortization of intangible assets and inventory step-up expense related to the acquisition of Liquibox, adjustments in the valuation of our "SEE Ventures" portfolio (which may include debt, equity method, or equity investments), gains and losses related to acquisition and divestiture of businesses, special tax items ("Tax Special Items") and certain infrequent or one-time items. Please refer to the supplemental information included with this press release for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.

| 2415 Cascade Pointe Blvd. | Charlotte, NC 28208	1

Business Segment Highlights
Second quarter net sales in Food were $881 million, an increase of 9% as reported. Currency fluctuations had an unfavorable impact of $22 million, or 3%. On a constant dollar basis, net sales increased $97 million, or 12%. The Liquibox acquisition had a favorable impact of $75 million, or 9%, and price realization had a favorable impact of $24 million, or 3%. Volumes were essentially flat with growth in our food automation solutions offset by continued food retail market declines and the adverse impact from prior supply disruptions. Adjusted EBITDA of $191 million, or 21.7% of net sales, increased 14% from $168 million, or 20.8% of net sales. The increase in Adjusted EBITDA was primarily attributable to the Liquibox acquisition.

Second quarter net sales in Protective were $500 million, a decrease of 18% as reported. Currency fluctuations had an unfavorable impact of $3 million, or less than 1%. On a constant dollar basis, net sales decreased $109 million, or 18%. Volumes decreased $115 million, or 19%, resulting from continued market pressures and destocking in the industrial and fulfillment sectors. Price realization had a favorable impact of $6 million, or 1%. Adjusted EBITDA decreased 24% to $96 million, or 19.2% of net sales, as compared to $126 million, or 20.6% of net sales. The decrease in Adjusted EBITDA was primarily attributable to lower volumes.
Reinvent SEE 2.0
Reinvent SEE 2.0 provides continuity to our transformation into a world-class automated and digital packaging solutions company. Reinvent SEE 2.0 focus priorities include:
•Accelerating Growth Platforms with a Customer First Solutions Approach: Expand and grow our portfolio of automated solutions, advance our prismiq™ digital printing & services, develop new innovative sustainable solutions and expand our digital e-commerce platform.
•Expanding the Fluids & Liquids Business, synergizing the competitive strengths of Cryovac and Liquibox: Combining highly complementary solutions within SEE’s fast growing fluids & liquids business while generating strong synergies and accelerating innovation.
•Drive SEE Operational Excellence, Automating & Digitizing the Global Network with SEE Touchless Automation: Heightened focus on world-class operations, operating leverage, productivity, zero-harm and flawless quality in everything we do, to make every customer a reference.
•SEE Operating Model and Engine: Deliver high-quality growth faster than the markets we serve as we simplify and digitize our organizational structure to withstand global slowdowns and offset inflation.
Reflecting the post-COVID operating environment, we are evolving Reinvent SEE 2.0 to include the following:
•Turnaround of Automated Protective Solutions Business: Expanding our SEE Automation and fiber-based solutions, reducing customer friction and widening our customer reach through our MySEE digital platform. Continue to evaluate the portfolio and operations to optimize and unlock value.
•Executing a cost take-out to grow restructuring program (the "CTO2Grow Program"): Transforming SEE’s go-to-market team into an efficient and effective solutions-focused organization, optimizing our portfolio with a focus on automation, digital and sustainable solutions, streamlining our supply chain footprint and driving SG&A productivity.
On August 7, 2023, SEE's Board of Directors approved the 3-year CTO2Grow Program to drive annualized savings in the range of $140 to $160 million by the end of 2025. The total cash cost of this program is estimated to be in the range of $140 to $160 million.
Second Quarter 2023 U.S. GAAP Summary
Net sales of $1.38 billion decreased 3% as reported, with Americas decreasing 4%, EMEA essentially flat and APAC increasing 1%.
Net earnings were $94 million, or $0.65 per diluted share, as compared to net earnings of $114 million, or $0.77 per diluted share. The current year results were unfavorably impacted by higher net interest expense, which increased $29 million as a result of debt related to the financing of the Liquibox transaction.
Income tax expense was $45 million, resulting in an effective tax rate of 32.5% in second quarter 2023. This compares to an income tax expense of $43 million in the prior year, or an effective tax rate of 27.2%. The

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effective tax rate increase in the second quarter 2023 as compared to the prior year is primarily driven by the impact of accruals for uncertain tax positions on lower pre-tax earnings.
Second Quarter 2023 Non-U.S. GAAP Summary
Net sales decreased $12 million, or 1%, on a constant dollar basis. Volumes decreased by $117 million, or 8%, while the Liquibox acquisition had a favorable impact of $75 million, or 5%, and price realization had a favorable impact of $30 million, or 2%. By region, in constant dollars, APAC increased 6% and EMEA was essentially flat, while the Americas decreased 2%.
Adjusted EBITDA was $280 million, or 20.3% of net sales, as compared to $293 million, or 20.7%. The decrease in Adjusted EBITDA was primarily due to lower volumes, partially offset by earnings generated from Liquibox. Currency fluctuations had a favorable impact of $2 million, or 1%, in second quarter 2023.
The Adjusted Tax Rate was 26.9% in second quarter 2023, as compared to 24.7% in the prior year. The increase in the Adjusted Tax Rate in the second quarter 2023 as compared to the prior year is also impacted by the effect of accruals for uncertain tax positions on lower adjusted pre-tax earnings.
Adjusted earnings per diluted share decreased to $0.80, from $1.01, primarily due to lower Adjusted EBITDA and higher interest expense, partially offset by the operating income generated from Liquibox.
Cash Flow and Net Debt
Cash flow from operating activities during the first six months of 2023 was a use of $7 million, as compared to a source of $213 million during the prior year period. The decrease in cash flow provided by operating activities was primarily driven by the $175 million tax deposit that was made during the second quarter of 2023 related to a tentative agreement to settle a dispute with the IRS.
Capital expenditures in the first six months of 2023 were $124 million, as compared to $119 million during the prior year period. Free Cash Flow, defined as net cash from operating activities less capital expenditures, was a use of $130 million for the first six months of 2023, as compared to a source of $94 million during the prior year period. Excluding the $175 million tax deposit, Free Cash Flow was a source of $45 million for the first six months of 2023.
Dividend payments for the six months of 2023 and 2022 were $60 million.
Total debt was $5.0 billion as of June 30, 2023 and $3.7 billion as of December 31, 2022. Net Debt, defined as total debt less cash and cash equivalents, was $4.7 billion as of June 30, 2023, as compared to $3.2 billion as of December 31, 2022. As of June 30, 2023, SEE had approximately $1.10 billion of available liquidity comprised of $285 million of cash and $811 million of available and unused under our committed credit facilities.

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Updated 2023 Full Year Outlook
For the full year 2023, SEE now expects net sales in the range of $5.40 to $5.60 billion, compared to the previous outlook of $5.85 to $6.10 billion. Both outlooks include a favorable impact of the Liquibox acquisition of approximately 5% and 6%, respectively, and unfavorable currency impact of approximately 1%.
The Company now expects full year Adjusted EBITDA to be in the range of $1.075 to $1.125 billion, compared to the previous outlook of $1.25 to $1.30 billion. Both outlooks include a favorable impact of the Liquibox acquisition of approximately 6% and 8%, respectively, and unfavorable currency impact of less than 1% and approximately 1%, respectively.
The Company forecasts full year Adjusted EPS to be in the range of $2.75 to $2.95, compared to the previous outlook of $3.50 to $3.80, which is now based on approximately 145 million shares outstanding and an anticipated Adjusted Tax Rate of approximately 27% reflecting our unfavorable discrete adjustments and mix of jurisdictional income.
In April, the Company made a $175 million tax deposit related to a tentative agreement to settle a dispute with the IRS. Excluding full year 2023 payments related to the IRS settlement, the Company expects Free Cash Flow in 2023 in the range of $325 to $375 million, compared to the previous outlook of $475 to $525 million, with capital expenditures expected to be in the range of $240 to $260 million. Cash tax payments, excluding those associated with the tax settlement, are expected in the range of $200 to $215 million.
Adjusted EBITDA, Adjusted EPS and Free Cash Flow are non-U.S. GAAP financial measures. We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain Special Items, including adjustments in the valuation of our "SEE Ventures" portfolio (which may include debt, equity method, or equity investments), amortization of intangible assets and inventory step-up expense related to the acquisition of Liquibox, gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings, and other unusual gains and losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.
Conference Call Information
SEE will host a conference call and webcast on Tuesday, August 8, 2023 at 10:00 a.m. (ET) to discuss our Second Quarter 2023 Results. The conference call will be webcast live on the Investors homepage at www.sealedair.com/investors. A replay of the webcast will also be available thereafter.
About SEE
SEE (NYSE: SEE), is in business to protect, to solve critical packaging challenges, and to make our world better than we find it. Our automated packaging solutions promote a safer, more resilient, and less wasteful global food, fluids and liquids supply chain, enable e-commerce, and protect goods in transit from damage.
The company, under its former trade name, Sealed Air, announced its new SEE corporate brand and logo in May 2023.
Our globally recognized solution brands include CRYOVAC® food packaging, LIQUIBOX® fluids and liquids systems, SEALED AIR® protective packaging, AUTOBAG® automated packaging systems, BUBBLE WRAP® packaging, SEE Automation™ and prismiq™ digital packaging and printing.
Our partnership with customers creates value through sustainable, automated, and digital packaging solutions, leveraging our industry-leading expertise in materials, automation systems, engineering and technology.
Our SEE Net Positive Circular Ecosystem is leading the packaging industry in creating a more environmentally, socially, and economically sustainable future. We have pledged to design or advance 100% of our packaging

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materials to be recyclable or reusable by 2025, with a bolder goal to reach net-zero carbon emissions in our global operations by 2040.
Our Global Impact Report highlights how we are shaping the future of the packaging industry. We are committed to a diverse workforce and a caring, inclusive culture through our 2025 Diversity, Equity and Inclusion pledge.
SEE generated $5.6 billion in sales in 2022 and has approximately 17,300 employees (including Liquibox employees) who serve customers in 120 countries/territories. To learn more, visit sealedair.com.
Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-U.S. GAAP Information
In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant dollar” basis, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of Special Items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these U.S. GAAP measures to non-U.S. GAAP measures and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), "Calculation of Net Debt", “Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share,” “Reconciliation of Net Earnings to Non-U.S. GAAP Consolidated Adjusted EBITDA,” “Components of Change in Net Sales by Segment” and “Components of Change in Net Sales by Region.” Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort.
We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain Special Items, including restructuring charges, adjustments in the valuation of our "SEE Ventures" portfolio (which may include debt, equity method, or equity investments), amortization of intangible assets and inventory step-up expense related to the acquisition of Liquibox, gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings, and other unusual gains and losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations and cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be

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identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, expectations regarding future impacts resulting from the Liquibox acquisition, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, including recessionary and inflationary pressures, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, failure to realize synergies and other financial benefits from the acquisition of Liquibox within the expected time frames, greater than expected costs or difficulties related to the integration of Liquibox, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019, negative impacts related to the ongoing conflicts between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our most recent Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Company Contacts

Investors
Brian Sullivan
brian.c.sullivan@sealedair.com
704.503.8841

Louise Lagache
Louise.lagache@sealedair.com

Media
Christina Griffin
christina.griffin@sealedair.com
704.430.5742

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The supplementary information included for 2023 in this press release on the current and subsequent pages is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Sealed Air Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions, except per share data)	2023	2022	2023	2022
Net sales	$1,380.8	$1,418.0	$2,729.6	$2,835.6
Cost of sales	962.8	979.7	1,906.5	1,920.3
Gross profit	418.0	438.3	823.1	915.3
Selling, general and administrative expenses	185.7	199.2	407.3	404.2
Amortization expense of intangible assets	15.4	8.9	30.6	18.3
Restructuring charges	0.6	3.5	(0.6)	4.0
Operating profit	216.3	226.7	385.8	488.8
Interest expense, net	(68.7)	(39.5)	(126.5)	(78.4)
Other expense, net	(8.4)	(30.1)	(23.4)	(44.3)
Earnings before income tax provision	139.2	157.1	235.9	366.1
Income tax provision	45.3	42.7	79.1	102.1
Net earnings from continuing operations	93.9	114.4	156.8	264.0
Gain (Loss) on sale of discontinued operations, net of tax	5.2	(0.5)	4.2	(0.9)
Net earnings	$99.1	$113.9	$161.0	$263.1
Basic:
Continuing operations	$0.65	$0.78	$1.09	$1.80
Discontinued operations	0.04	—	0.03	(0.01)
Net earnings per common share - basic	$0.69	$0.78	$1.12	$1.79
Weighted average common shares outstanding - basic	144.5	146.0	144.3	146.8

Diluted:
Continuing operations	$0.65	$0.77	$1.08	$1.78
Discontinued operations	0.03	—	0.03	(0.01)
Net earnings per common share - diluted	$0.68	$0.77	$1.11	$1.77
Weighted average common shares outstanding - diluted	144.8	147.5	144.8	148.5

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Sealed Air Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In USD millions)	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$285.1	$456.1
Trade receivables, net	468.2	592.4
Income tax receivables	44.8	40.3
Other receivables	85.4	91.5
Advances and deposits	190.2	12.7
Inventories, net	938.8	866.3
Current assets held for sale	1.1	—
Prepaid expenses and other current assets	200.3	57.5
Total current assets	2,213.9	2,116.8
Property and equipment, net	1,410.0	1,275.9
Goodwill	2,919.3	2,174.5
Identifiable intangible assets, net	463.3	138.4
Deferred taxes	122.9	141.5
Operating lease right-of-use-assets	92.6	70.2
Other non-current assets	302.4	297.4
Total assets	$7,524.4	$6,214.7
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$313.6	$6.6
Current portion of long-term debt	20.7	434.0
Current portion of operating lease liabilities	29.2	24.0
Accounts payable	793.3	865.6
Accrued restructuring costs	6.6	14.7
Income tax payable	23.7	19.9
Other current liabilities	662.9	717.0
Total current liabilities	1,850.0	2,081.8
Long-term debt, less current portion	4,636.6	3,237.9
Long-term operating lease liabilities, less current portion	66.0	49.6
Deferred taxes	70.7	33.4
Other non-current liabilities	488.7	467.9
Total liabilities	7,112.0	5,870.6

Stockholders’ equity:
Preferred stock	—	—
Common stock	23.4	23.3
Additional paid-in capital	2,156.3	2,155.3
Retained earnings	3,266.3	3,163.4
Common stock in treasury	(4,076.0)	(4,019.1)
Accumulated other comprehensive loss, net of taxes	(957.6)	(978.8)
Total stockholders’ equity	412.4	344.1
Total liabilities and stockholders’ equity	$7,524.4	$6,214.7

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Calculation of Net Debt
(Unaudited)

(In USD millions)	June 30, 2023	December 31, 2022
Short-term borrowings	$313.6	$6.6
Current portion of long-term debt	20.7	434.0
Long-term debt, less current portion	4,636.6	3,237.9
Total debt	4,970.9	3,678.5
Less: cash and cash equivalents	(285.1)	(456.1)
Non-U.S. GAAP Net Debt	$4,685.8	$3,222.4

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Sealed Air Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In USD millions)	2023	2022
Net earnings	$161.0	$263.1
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities(1)	154.4	186.7
Changes in operating assets and liabilities:
Trade receivables, net	37.5	(44.1)
Inventories, net	(19.4)	(223.7)
Accounts payable	(95.9)	51.1
Customer advance payments	(0.7)	(8.3)
Income tax receivable/payable	(4.2)	24.6
Tax deposit	(175.0)	—
Other assets and liabilities	(64.3)	(36.5)
Net cash (used in) provided by operating activities	$(6.6)	$212.9
Cash flows from investing activities:
Capital expenditures	(123.7)	(118.9)
Proceeds related to sale of business and property and equipment, net	0.7	7.1
Business acquired in purchase transactions, net of cash acquired	(1,163.0)	(9.7)
Proceeds (payments) associated with debt, equity and equity method investments	3.3	(2.2)
Settlement of foreign currency forward contracts	10.3	1.5
Net cash used in investing activities	$(1,272.4)	$(122.2)
Cash flows from financing activities:
Net proceeds from short-term borrowings	306.2	0.7
Proceeds from long-term debt	1,411.4	422.8
Payments of long-term debt	(432.9)	(425.0)
Payments of debt modification/extinguishment costs and other	(14.1)	(14.7)
Dividends paid on common stock	(60.0)	(60.3)
Impact of tax withholding on share-based compensation	(21.0)	(24.9)
Repurchases of common stock	(79.9)	(250.2)
Principal payments related to financing leases	(4.3)	(5.7)
Net cash provided by (used in) financing activities	$1,105.4	$(357.3)
Effect of foreign currency exchange rate changes on cash and cash equivalents	$2.6	$(13.2)
Cash and cash equivalents	456.1	561.0
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$456.1	$561.0
Net change during the period	$(171.0)	$(279.8)
Cash and cash equivalents	285.1	281.2
Restricted cash and cash equivalents	—	—
Balance, end of period	$285.1	$281.2

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$(6.6)	$212.9
Capital expenditures for property and equipment	(123.7)	(118.9)
Non-U.S. GAAP Free Cash Flow	$(130.3)	$94.0

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	Six Months Ended June 30,
(In USD millions)	2023	2022
Supplemental Cash Flow Information:
Interest payments, net of amounts capitalized	$119.6	$84.4
Income tax payments, net of cash refunds(2)	$273.4	$70.9
Restructuring payments including associated costs	$7.2	$15.4
Non-cash items:
Transfers of shares of common stock from treasury for profit-sharing contributions	$23.9	$22.7

(1)2023 adjustments primarily consist of depreciation and amortization of $115 million, share-based compensation expense of $20 million, profit sharing expense of $13 million, provision for inventory obsolescence of $12 million, and loss on debt redemption and refinancing activities of $5 million. 2022 adjustments primarily consist of depreciation and amortization of $91 million, impairment of equity investment of $32 million, share-based compensation expense of $28 million, and profit sharing expense of $14 million.
(2)Includes the $175.0 million tax deposit related to a tentative agreement to settle a dispute with the IRS.

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Sealed Air Corporation
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted
Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
(In USD millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS
U.S. GAAP net earnings and diluted EPS from continuing operations	$93.9	$0.65	$114.4	$0.77	$156.8	$1.08	$264.0	$1.78
Special Items(1)	21.6	0.15	34.3	0.23	65.6	0.45	52.9	0.36
Non-U.S. GAAP adjusted net earnings and adjusted diluted EPS(2)	$115.5	$0.80	$148.7	$1.01	$222.4	$1.53	$316.9	$2.13
Weighted average number of common shares outstanding - Diluted		144.8		147.5		144.8		148.5
Reconciliation of Adjusted EPS decline to comparable constant currency decline
% decline - Adjusted EPS		(21.0)%				(28.1)%
% currency impact		(1.2)%				0.2%
% comparable constant currency		(22.2)%				(27.9)%

(1)Special Items include items in the table below.
(2)Adjusted earnings per share for the three and six months ended June 30, 2022 do not sum due to rounding.

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions, except per share data)	2023	2022	2023	2022
Special Items:
Liquibox intangible amortization	$7.5	$—	$12.5	$—
Liquibox inventory step-up expense	2.4	—	10.8	—
Restructuring charges	0.6	3.5	(0.6)	4.0
Other restructuring associated costs	0.1	3.8	(0.1)	6.9
Foreign currency exchange loss due to highly inflationary economies	3.1	2.7	5.7	3.7
Loss on debt redemption and refinancing activities	—	10.5	4.9	11.2
Impairment loss on equity investments	—	16.1	—	31.6
Charges related to acquisition and divestiture activity	4.8	(0.2)	21.7	(1.1)
Other Special Items(i)	0.3	4.0	7.8	—
Pre-tax impact of Special Items	18.8	40.4	62.7	56.3
Tax impact of Special Items and Tax Special Items	2.8	(6.1)	2.9	(3.4)
Net impact of Special Items	$21.6	$34.3	$65.6	$52.9
Weighted average number of common shares outstanding - Diluted	144.8	147.5	144.8	148.5
Loss per share impact from Special Items	$(0.15)	$(0.23)	$(0.45)	$(0.36)

(i)    Other Special Items for the six months ended June 30, 2023 primarily relate to a one-time, non-cash cumulative translation adjustment (CTA) loss recognized due to the wind-up of one of our legal entities. Other Special Items for the three and six months ended June 30, 2022 relate to fees paid for professional services, including legal fees, directly associated with

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Special Items of events that are considered one-time or infrequent in nature. For the six months ended June 30, 2022, the professional fees are offset primarily due to a one-time gain on the disposal of land in the United Kingdom.

The calculation of the non-U.S. GAAP Adjusted income tax rate is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2023	2022	2023	2022
U.S. GAAP Earnings before income tax provision from continuing operations	$139.2	$157.1	$235.9	$366.1
Pre-tax impact of Special Items	18.8	40.4	62.7	56.3
Non-U.S. GAAP Adjusted Earnings before income tax provision	$158.0	$197.5	$298.6	$422.4

U.S. GAAP Income tax provision from continuing operations	$45.3	$42.7	$79.1	$102.1
Tax Special Items(1)	(5.7)	(3.1)	(12.0)	(9.8)
Tax impact of Special Items	2.9	9.2	9.1	13.2
Non-U.S. GAAP Adjusted Income tax provision	$42.5	$48.8	$76.2	$105.5

U.S. GAAP Effective income tax rate	32.5%	27.2%	33.5%	27.9%
Non-U.S. GAAP Adjusted income tax rate	26.9%	24.7%	25.5%	25.0%

(1)For the three and six months ended June 30, 2023 and three months ended June 30, 2022, Tax Special Items reflect accruals for uncertain tax positions. For the six months ended June 30, 2022, Tax Special Items reflect accruals for uncertain tax positions and nonrecurring intercompany dividend distributions.

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Sealed Air Corporation
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended June 30,
(In USD millions)	Food		Protective		Total Company
2022 Net Sales	$805.8	56.8%	$612.2	43.2%	$1,418.0	100.0%

Price	23.8	2.9%	5.7	0.9%	29.5	2.0%
Volume(1)	(1.9)	(0.2)%	(115.0)	(18.8)%	(116.9)	(8.2)%
Total organic change (non-U.S. GAAP)(2)	21.9	2.7%	(109.3)	(17.9)%	(87.4)	(6.2)%
Acquisition	75.3	9.4%	—	—%	75.3	5.3%
Total constant dollar change (non-U.S. GAAP)(2)	97.2	12.1%	(109.3)	(17.9)%	(12.1)	(0.9)%
Foreign currency translation	(22.4)	(2.8)%	(2.7)	(0.4)%	(25.1)	(1.7)%
Total change (U.S. GAAP)	74.8	9.3%	(112.0)	(18.3)%	(37.2)	(2.6)%

2023 Net Sales	$880.6	63.8%	$500.2	36.2%	$1,380.8	100.0%

	Six Months Ended June 30,
(In USD millions)	Food		Protective		Total Company
2022 Net Sales	$1,613.5	56.9%	$1,222.1	43.1%	$2,835.6	100.0%

Price	56.6	3.5%	15.7	1.3%	72.3	2.5%
Volume(1)	(22.8)	(1.4)%	(226.4)	(18.5)%	(249.2)	(8.7)%
Total organic change (non-U.S. GAAP)(2)	33.8	2.1%	(210.7)	(17.2)%	(176.9)	(6.2)%
Acquisition	133.2	8.3%	—	—%	133.2	4.7%
Total constant dollar change (non-U.S. GAAP)(2)	167.0	10.4%	(210.7)	(17.2)%	(43.7)	(1.5)%
Foreign currency translation	(46.8)	(3.0)%	(15.5)	(1.3)%	(62.3)	(2.2)%
Total change (U.S. GAAP)	120.2	7.4%	(226.2)	(18.5)%	(106.0)	(3.7)%

2023 Net Sales	$1,733.7	63.5%	$995.9	36.5%	$2,729.6	100.0%

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Components of Change in Net Sales by Region
(Unaudited)

	Three Months Ended June 30,
(In USD millions)	Americas		EMEA		APAC		Total
2022 Net Sales	$948.1	66.9%	$289.5	20.4%	$180.4	12.7%	$1,418.0	100.0%
Price	2.2	0.2%	19.3	6.7%	8.0	4.4%	29.5	2.0%
Volume(1)	(77.3)	(8.1)%	(34.2)	(11.8)%	(5.4)	(3.0)%	(116.9)	(8.2)%
Total organic change (non-U.S. GAAP)(2)	(75.1)	(7.9)%	(14.9)	(5.1)%	2.6	1.4%	(87.4)	(6.2)%
Acquisition	52.5	5.5%	14.7	5.0%	8.1	4.5%	75.3	5.3%
Total constant dollar change (non-U.S. GAAP)(2)	(22.6)	(2.4)%	(0.2)	(0.1)%	10.7	5.9%	(12.1)	(0.9)%
Foreign currency translation	(16.0)	(1.7)%	(0.3)	(0.1)%	(8.8)	(4.8)%	(25.1)	(1.7)%
Total change (U.S. GAAP)	(38.6)	(4.1)%	(0.5)	(0.2)%	1.9	1.1%	(37.2)	(2.6)%

2023 Net Sales	$909.5	65.9%	$289.0	20.9%	$182.3	13.2%	$1,380.8	100.0%

	Six Months Ended June 30,
(In USD millions)	Americas		EMEA		APAC		Total
2022 Net Sales	$1,878.3	66.2%	$580.7	20.5%	$376.6	13.3%	$2,835.6	100.0%

Price	13.2	0.7%	42.8	7.4%	16.3	4.3%	72.3	2.5%
Volume(1)	(168.7)	(9.0)%	(57.9)	(10.0)%	(22.6)	(6.0)%	(249.2)	(8.7)%
Total organic change (non-U.S. GAAP)(2)	(155.5)	(8.3)%	(15.1)	(2.6)%	(6.3)	(1.7)%	(176.9)	(6.2)%
Acquisition	93.3	5.0%	25.5	4.4%	14.4	3.9%	133.2	4.7%
Total constant dollar change (non-U.S. GAAP)(2)	(62.2)	(3.3)%	10.4	1.8%	8.1	2.2%	(43.7)	(1.5)%
Foreign currency translation	(28.5)	(1.5)%	(12.6)	(2.2)%	(21.2)	(5.7)%	(62.3)	(2.2)%
Total change (U.S. GAAP)	(90.7)	(4.8)%	(2.2)	(0.4)%	(13.1)	(3.5)%	(106.0)	(3.7)%

2023 Net Sales	$1,787.6	65.5%	$578.5	21.2%	$363.5	13.3%	$2,729.6	100.0%

(1)     Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(2)     Total organic change is a non-U.S. GAAP financial measure which excludes acquisitions within the first twelve months after acquisition, divestiture activity from the time of the sale, and the impact of foreign currency translation. Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

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Sealed Air Corporation
Segment Information
Reconciliation of Net Earnings to Non-U.S. GAAP Consolidated Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2023	2022	2023	2022
Adjusted EBITDA from continuing operations:
Food	$191.0	$167.6	$385.8	$368.1
Adjusted EBITDA Margin	21.7%	20.8%	22.3%	22.8%
Protective	95.9	126.3	176.3	253.7
Adjusted EBITDA Margin	19.2%	20.6%	17.7%	20.8%
Corporate	(6.6)	(0.5)	(14.5)	(1.4)
Non-U.S. GAAP Consolidated Adjusted EBITDA	$280.3	$293.4	$547.6	$620.4
Adjusted EBITDA Margin	20.3%	20.7%	20.1%	21.9%

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2023	2022	2023	2022
U.S. GAAP Net earnings from continuing operations	$93.9	$114.4	$156.8	$264.0
Interest expense, net	68.7	39.5	126.5	78.4
Income tax provision	45.3	42.7	79.1	102.1
Depreciation and amortization, net of adjustments(1)	53.6	56.4	122.5	119.6
Special Items:
Liquibox intangible amortization	7.5	—	12.5	—
Liquibox inventory step-up expense	2.4	—	10.8	—
Restructuring charges	0.6	3.5	(0.6)	4.0
Other restructuring associated costs	0.1	3.8	(0.1)	6.9
Foreign currency exchange loss due to highly inflationary economies	3.1	2.7	5.7	3.7
Loss on debt redemption and refinancing activities	—	10.5	4.9	11.2
Impairment loss on equity investments	—	16.1	—	31.6
Charges related to acquisition and divestiture activity	4.8	(0.2)	21.7	(1.1)
Other Special Items	0.3	4.0	7.8	—
Pre-tax impact of Special items	18.8	40.4	62.7	56.3
Non-U.S. GAAP Consolidated Adjusted EBITDA	$280.3	$293.4	$547.6	$620.4
Reconciliation of Adjusted EBITDA decline to comparable constant currency decline
% decline - Adjusted EBITDA	(4.5)%		(11.7)%
% currency impact	(0.6)%		0.2%
% comparable constant currency	(5.1)%		(11.5)%

(1)Depreciation and amortization by segment are as follows:

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	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2023	2022	2023	2022
Food	$41.0	$32.8	$87.7	$69.3
Protective	20.1	23.6	47.3	50.3
Consolidated depreciation and amortization(i)	$61.1	$56.4	$135.0	$119.6
Liquibox intangible amortization	(7.5)	—	(12.5)	—
Depreciation and amortization, net of adjustments	$53.6	$56.4	$122.5	$119.6

(i) Includes share-based incentive compensation of $2.2 million and $20.2 million for the three and six months ended June 30, 2023, respectively, and $10.7 million and $28.6 million for the three and six months ended June 30, 2022, respectively.

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